Exhibit 10.30

                              EMPLOYMENT AGREEMENT


     This Agreement, dated October 15, 2001 (the "Effective Date"), by and between Keryx Biopharmaceuticals, Inc. ("Keryx"), a Delaware corporation having an address at 5 Kiryat Mada, Jerusalem, Israel 91236, and Rony Seger, an individual residing at ___________________, Israel (the "CSO")

     WHEREAS, Keryx desires to employ the CSO as the Chief Scientific Officer ("CSO") of Keryx and the CSO desires to be employed by Keryx as CSO of Keryx, all pursuant to the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1.   EMPLOYMENT DUTIES

     (a) Keryx hereby engages and employs the CSO, and the CSO accepts engagement and employment, as the CSO of Keryx, to direct, supervise and have responsibilities for the scientific and research affairs of Keryx and for any other appropriate areas and tasks which the Chief Executive Officer may assign to him. The CSO acknowledges and agrees that the performance by the CSO of his duties hereunder may require significant domestic and international travel by the CSO. In addition, the CSO realizes that he may be required to spend a substantial amount of time in Jerusalem, Israel.

     (b) The CSO shall devote substantially all of his gainful time to the discharge of his duties and responsibilities under this Agreement.

     (c) Keryx shall not require the CSO to act on its behalf in any manner that would represent a conflict between the interests of Keryx, on one hand, and the Weizmann Institute, on the other hand. Such acts which the CSO shall not perform shall include, but not be limited to, the carrying out of research for Keryx that overlaps or continues research he has carried out at the Weizmann Institute as of the date of this Agreement, as set forth in Appendix A to this Agreement; the evaluation of technology belonging to the Weizmann Institute that Keryx is interested in licensing; and conducting negotiations on Keryx's behalf with the Weizmann Institute in connection with technology belonging to the Weizmann Institute that Keryx is interested in licensing.

2.   TERM

     This Agreement shall take effect from the Effective Date and shall remain in effect unless it is earlier terminated as hereinafter provided.

3.   COMPENSATION

     (a) As compensation for the performance of his duties on behalf of Keryx, the CSO shall be compensated as follows:

          (i) Upon the next meeting of the Corporation's Board of Directors, the Corporation will grant (the "Initial Grant") the CSO options (the "Options") to purchase 75,000 shares of the Common Stock of the Corporation at an exercise price equal to the closing price per share of the Keryx's stock on Nasdaq on the last trading day preceding the Effective Date (the "Exercise Price"), which options shall be exercisable for a period of 10 years from the date of issuance. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to such options and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement under such options.

          (ii) The Options shall vest as follows: one-sixth six months from the date of grant; one-sixth twelve months from the date of grant; one-sixth eighteen months from the date of grant; one-sixth twenty four months from the date of grant; one-sixth thirty months from the date of grant; and one-sixth thirty six months from the date of grant; but immediate vesting shall occur upon a change of control of the Corporation as described in paragraph 8 (iii)(C), below; provided that in all


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     cases the CSO is a Service  Provider,  as defined in the 2000 Stock  Option
     Plan, of the Corporation or one of its subsidiaries at the time of vesting.

          (iii) At the discretion of the Board of Directors, the CSO shall be entitled to an annual grant of subsequent stock options each of which shall have the same antidilution protection as described in Section 3 paragraph
     (a)(i) above.

          (iv) All option grants made to the CSO shall be governed by the terms and conditions of Keryx's 2000 Stock Option Plan.

     (b) Keryx shall reimburse the CSO for all normal, usual and necessary expenses incurred by the CSO in furtherance of the business and affairs of Keryx, including travel and entertainment, against receipt by Keryx of appropriate vouchers or other proof of the CSO's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board of Directors of Keryx.

     (c) Keryx and the CSO shall execute an agreement that provides for the indemnification of the Company's officers and directors. In addition, Keryx shall maintain an appropriate level of Directors and Officers Liability coverage, which coverage shall include the CSO.

     (d) Subject to Section 10(c) below, the CSO must be an employee or consultant of Keryx at the time any options vests in order to receive such compensation. In addition, no options shall vest after the termination of this Agreement or other agreement between Keryx and the CSO.

4.   REPRESENTATIONS AND WARRANTIES

     (a)  The CSO hereby represents and warrants to Keryx as follows:

          (i) Neither the execution and delivery of this Agreement nor the performance by the CSO of his duties and other obligations hereunder violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the CSO is a party or by which he is bound.
     (ii) The CSO has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the CSO enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the CSO to execute and deliver this Agreement or perform his duties and other obligations hereunder.

     (b)  Keryx hereby represents and warrants to the CSO as follows:

          (i) Keryx is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently described.

          (ii) Keryx has the full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.

          (iii) The execution, delivery and performance by Keryx of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, or upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of Keryx, or any agreement or instrument to which Keryx is a party or by which Keryx or any of its properties may be bound or affected.

5.   CONFIDENTIAL INFORMATION

     The CSO agrees that during the course of his employment and at any time thereafter, he will not disclose or make accessible to any other person, including, but not limited to, the Weizmann Institute of Science, Keryx's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of Keryx or of any third party confidential information provided to Keryx, provided that


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


the CSO shall be entitled and required to furnish Yeda Research and Development Co. Ltd. ("Yeda") all of the details and specifications relevant to s patent applications filed by Keryx or any of its affiliates on which he is listed as an inventor pursuant to article 7(f) hereunder, provided that prior to any such disclosure to Yeda, Yeda shall have executed a confidentiality agreement with Keryx in a form agreeable to Keryx. The CSO agrees: (i) not to use any such information for himself or others; (ii) and not to take any such material or reproductions thereof from Keryx's facilities at any time during his employment by Keryx, except as required in the performance of his duties. The CSO agrees immediately to return all such material and reproductions in his possession to Keryx upon request and in any event upon termination of employment. Nothing in the foregoing shall be construed to prevent the CSO from disclosing or using any information which the CSO can show by written documentation was in the public domain or enters into the public domain through no improper act on the CSO's part or on the part of any of Keryx's employees or was in his possession prior to his joining Keryx or disclosed to the CSO after he has left Keryx on a non-confidential basis by a person authorized to do so.

6.   NON-COMPETITION

     (a) The CSO understands and recognizes that his services to Keryx are special and unique and agrees that, during the term of this Agreement, and for a period of 12 months from the date of termination of his employment hereunder, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business directly competitive with Keryx's business, either as an individual for his own account, or as a partner, joint venturer, CSO, agent, consultant, salesperson, officer, director or shareholder of a Person operating or intending to operate within the area that Keryx is, at the date of termination, conducting its business (the "Restricted Businesses"); provided, however, that nothing herein will preclude the CSO from holding one percent (1%) or less of the stock of any publicly traded company or from holding a position with a Person who does not engage in a business directly competitive with the Restrictive Businesses so long as the CSO works in a division of such Person which carries on a bona fide business which is not directly competitive with the Restricted Businesses or from conducting or supervising the performance of research at the Weizmann Institute of Science not directly competitive with the Restricted Business.

     (b) For a period of 12 months after the termination of this Agreement, the CSO shall not interfere with or disrupt or attempt to disrupt Keryx's business relationship with any of its partners, customers or suppliers.

     (c) During the term of this Agreement, and for 12 months thereafter, the CSO shall not, directly or indirectly, without the prior written consent of
Keryx:

          (i) solicit or induce any employee of Keryx or any Affiliate to leave the employ of Keryx or any Affiliate or hire for any purpose any employee of Keryx or any Affiliate or any employee who has left the employment of Keryx or any Affiliate within six months of the termination of said employee's employment with Keryx; or

          (ii) solicit or accept employment or be retained by any party who, at any time during the Term, was a customer or supplier of Keryx or any Affiliate where his position will be related to the business of Keryx; or

          (iii) solicit or accept the business of any customer or supplier of Keryx or any Affiliate with respect to products similar to those supplied by Keryx.

     (d) In the event that the CSO breaches any provisions of this Section 6 or there is a threatened breach, then, in addition to any other rights which Keryx may have, Keryx shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 6, the CSO shall not argue as a defense that there is an adequate remedy at law nor shall Keryx be prevented from seeking any other remedies that may be available.

7.   PROPRIETARY INFORMATION AND INVENTIONS

     (a) Except as set forth below in subparagraph (f), the CSO agrees that all information that has been created, discovered or developed by Keryx, its subsidiaries, affiliates, successors or assigns (collectively, the "Affiliates") (including, without limitation, information relating to the


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


development of Keryx's business created, discovered, developed or made known to Keryx or the Affiliates by the CSO during the Term and information relating to Keryx's customers, suppliers, consultants, and licensees) and/or in which property rights have been assigned or otherwise conveyed to Keryx or the
Affiliates, shall be, the sole property of Keryx or the Affiliates, as applicable, and Keryx or the Affiliates, as the case may be, shall be the sole owner of all patents, copyrights and other rights in connection therewith, including but not limited to the right to make application for statutory protection. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, discoveries, structures, inventions, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, data, know-how, show-how, improvements, inventions, product concepts, techniques, information or statistics contained in, or relating to, marketing plans, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications and information about Keryx's or the Affiliates' employees and/or consultants (including, without limitation, the compensation, job responsibility and job performance of such employees and/or consultants).

     (b) The CSO further agrees that at all times, both during the Term and after the termination of this Agreement, he will keep in confidence and trust all Proprietary Information, and he will not use or disclose any Proprietary Information or anything directly relating to it without the written consent of Keryx or the Affiliates, as appropriate, except as may be necessary in the ordinary course of performing his duties hereunder. The CSO acknowledges that the Proprietary Information constitutes a unique and valuable asset of Keryx and each Affiliate acquired at great time and expense, which is secret and confidential and which will be communicated to the CSO, if at all, in confidence in the course of his performance of his duties hereunder, and that any disclosure or other use of the Proprietary Information other than for the sole benefit of Keryx or the Affiliates would be wrongful and could cause irreparable harm to Keryx or the Affiliates, as the case may be.

     (c) The CSO declares that he is aware that anything that is done by him during the term of this Agreement in Keryx or in connection with Keryx, whether it be an invention, a discovery, or the development of an idea or a thing, all within the framework of Keryx's business, except as set forth below in subparagraph (f), shall belong to and be controlled by Keryx, unless the Board of Directors shall, in writing, direct otherwise. During the term of this Agreement, the CSO agrees that he will promptly disclose to Keryx, or any persons designated by Keryx, all improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, structures, product concepts, marketing plans, strategies, customer lists, information about Keryx's or the Affiliates' employees and/or consultants (including, without limitation, job performance of such employees and/or consultants), techniques, blueprints, sketches, records, notes, devices, drawings, know-how, data, whether or not patentable, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications, made or conceived or reduced to practice or learned by him, either alone or jointly with others, during the term of this Agreement (all said improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, structures, product concepts, marketing plans, strategies, customer lists, information about Keryx's or the Affiliates' employees and/or consultants, techniques, blueprints, sketches, records, notes, devices, drawings, know-how, data, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications shall be collectively hereinafter called "Inventions").

     (d) The CSO agrees that, except as set forth below in subparagraph (f), all Inventions shall be the sole property of Keryx to the maximum extent permitted by applicable law and to the extent permitted by law shall be "works made for hire" as that term is defined in the United States Copyright Act (17 USCA,
Section 101). Except as set forth below in subparagraph (f), Keryx shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in connection therewith. Except as set forth below in subparagraph (f), the CSO hereby assigns to Keryx all right, title and interest he may have or acquire in all Inventions. The CSO further agrees to assist Keryx in every proper way (but at Keryx's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries, and to that end the CSO will execute all documents necessary:

          (i) to apply for, obtain and vest in the name of Keryx alone (unless Keryx otherwise directs and except as set forth below in subparagraph (f)) letters patent, copyrights or other


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


analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

          (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

     (e) The CSO's obligation to assist Keryx in obtaining and enforcing patents and copyrights for the Inventions in any and all countries shall continue beyond the term of this Agreement, but Keryx agrees to compensate the CSO at his normal and usual rate after the expiration of the term of this Agreement for time actually spent by the CSO at Keryx's request on such assistance.

     (f) Notwithstanding the foregoing, Keryx acknowledges that because the CSO shall continue to be a tenured employee of the Weizmann Institute of Science (on a sabbatical leave of absence) during the term of this Agreement, the provisions set forth in the agreement between Keryx and Yeda, a copy of which is annexed to this Agreement as Appendix B, shall be applicable to patentable inventions made by him during his employment by Keryx.

8.   TERMINATION

     This CSO's employment hereunder shall begin on the Effective Date and shall continue for the period set forth in Section 2 hereof unless sooner terminated upon the first to occur of the following events:

     (a)  (i) the death of the CSO; or

          (ii) the CSO's inability to perform his duties pursuant to this Agreement for more than three (3) months.

     (b) Termination by Keryx for just cause. Any of the following actions by the CSO shall constitute just cause:

          (i) Material breach by the CSO of Sections 5, 6 or 7 of this Agreement;

          (ii) Material breach by the CSO of any provision of this Agreement other than Sections 5, 6 or 7, which is not cured by the CSO within 15 days of notice from Keryx;

          (iii) The habitual neglect or gross failure by the CSO to adequately perform the duties of his position;

          (iv) Any act of moral turpitude or criminal action connected to his employment with Keryx or his place of employment; or

          (v) The CSO's refusal to comply with or his violation of lawful instructions of the Chief Executive Officer or the Board of Directors.

     (c) Termination without cause. Notwithstanding anything in this Agreement, either party may terminate the CSO's employment without cause upon three (3) months prior notice.

9.   NOTICES

     Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt thereof; one (1) business day after being sent by Federal Express or similar overnight delivery; or three (3) business days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party.

10.  SEVERABILITY OF PROVISIONS

     If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and


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


provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

11.  ENTIRE AGREEMENT; MODIFICATION

     This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

12.  BINDING EFFECT

     The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, Keryx, its successors and assigns, and upon the CSO and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the CSO's obligations hereunder may not be transferred or assigned by the CSO.

13.  NON-WAIVER

     The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

14.  GOVERNING LAW

          (a) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law. Any litigation commenced pursuant to the terms of the Agreement shall only be prosecuted and defended in the city and county of Boston. Additionally, the prevailing party in any litigation shall be entitled to an additional award of the recoupment of its attorney fees, cost and expenses. Notwithstanding the foregoing, all conflicts relating to or arising from subparagraph 7(f), above, shall be settled as set forth in Appendix B.

17.  REMEDIES FOR BREACH

     The CSO understands and agrees that any breach of Sections 5, 6 and/or 7 of this Agreement by him could cause irreparable damage to Keryx and to the Affiliates, and that monetary damages alone would not be adequate and, in the event of such breach, Keryx shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent or redress the violation of Keryx's rights under such Sections.

18.  HEADINGS

     The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            EMPLOYEE:


                                            By: /s/ Rony Seger
                                               ----------------------------
                                            Name:   Rony Seger

                                            KERYX BIOPHARMACEUTICALS, INC.


                                            By: /s/ Ira Weinstein
                                               ----------------------------
                                            Name:   Ira Weinstein
                                            Title:  Chief Operating Officer


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


                                   Appendix A

                                 Seger Research

The following describes the research that has been conducted and/or is being conducted by Dr. Seger at the Weizmann Institute as of the date of this
Agreement:



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



                                   Appendix B

  Intellectual Property Agreement with Yeda Research and Development Co., Ltd.


                                    AGREEMENT

This Agreement, dated _____, 2001 (the "Effective Date"), by and between Keryx Biopharmaceuticals, Inc. ("Keryx"), a Delaware corporation having an address at 5 Kiryat Mada, Jerusalem, Israel 91236, Yeda Research and Development Co. Ltd., an Israeli company having an address at ____________________________________, and Rony Seger, an individual residing at ___________________, Israel ("Seger").

WHEREAS Keryx intends to employ Seger as its Chief Scientific Officer during Seger's sabbatical from the Weizmann Institute of Science;

WHEREAS Seger will continue to be a tenured employee of the Weizmann Institute of Science during his employment by Keryx; and

WHEREAS in light of Seger's employment by both Keryx and the Weizmann Institute of Science, the parties desire to set certain guidelines and procedures by which the ownership of certain intellectual property developed by Seger during his employment by Keryx shall be determined;

IT IS HEREBY AGREED by and between the parties:

     1. In the event that Seger is listed as an inventor on a patent application to be filed by Keryx or an affiliated company, Keryx shall so notify Yeda. In such a case, Keryx shall provide Yeda with a copy of the patent application and other appropriate information related to the invention disclosed in such patent application at the time Keryx makes the decision to file such patent application.

     2. Keryx and Yeda, acting together amicably and in good faith, shall make the determination of whether Seger's contribution to the invention disclosed in the patent application is significant. It is understood and agreed that Seger's appearance on a patent application as one of the inventors shall not, in and of itself, be evidence that Seger's contribution is significant within the meaning of this clause.

     3. Should Keryx and Yeda determine that Seger's part in any Invention was significant, they shall also determine the relative portion of the patentable invention attributable to the efforts and inventorship of Seger (the "Relevant Portion"). Keryx and Seger shall take all the necessary steps to assign to Yeda all right and title to the Relevant Portion.

     4. At the same time, Yeda and Keryx shall negotiate in good faith an agreement whereby Yeda shall grant Keryx an exclusive, worldwide license to the Relevant Portion under terms that Yeda can demonstrate are similar in nature to Yeda's customary license agreements in return for the payment by Keryx of royalties on net sales and sublicensing receipts) received by Keryx and/or an affiliated company in connection with the sale or sublicense of a patentable invention containing the Relevant Portion (the "Yeda Royalties"). The Yeda Royalties shall be proportional to the part the Relevant Portion represents of the entire relevant patentable invention. Furthermore, the rate of the Yeda Royalties shall be set at no more than one-half of the rate Yeda can demonstrate it customarily receives for the exclusive license of inventions similar in nature to the patentable invention containing the Relevant Portion. The parties shall devise a mutually acceptable means by which Yeda can demonstrate to Keryx the customary terms and/or royalty rates of its other license agreements without causing Yeda to breach obligations of confidentiality it may have to its other licensing partners.

     5. Any license granted to Keryx by Yeda to a Relevant Portion shall be in force as long as Keryx pays the relevant royalties and complies with whatever other reasonable obligations are negotiated between Keryx and Yeda.

     6.   Prior  to  Keryx's  disclosure  to Yeda  of  information  pursuant  to
          paragraph  1,  above,   Yeda  must  have  executed  a  confidentiality
          agreement with Keryx in a form agreeable to Keryx.

     7. Any disagreement or dispute among the parties relating to or arising from this Agreement, which cannot be promptly resolved on an amicable basis, shall be resolved by arbitration. The arbitration shall be conducted in accordance with the Israel Arbitration Law - 1968 provided, however, that, if such law is inconsistent with the provisions of this paragraph, the provisions hereof shall prevail. The arbitration shall be before a single Arbitrator chosen by the Chief Executive Officer of Keryx and the ____________ of Yeda within ten
          (10) days of notice being given by one of the parties that arbitration is desired. If they are unable to agree on the selection of an Arbitrator, _________ shall be appointed to conduct the arbitration. The Arbitrator shall be bound by Israeli substantive law but shall not be bound by any judicial rules of evidence or procedure. The Arbitrator's decision shall be detailed and in writing and his award shall be final and binding upon the parties. Judgment upon the arbitral award may be entered by any court of competent jurisdiction, including the District Court of Jerusalem, to the jurisdiction of which the parties hereby submit. Unless the Arbitrator otherwise determines, the parties shall bear equally the fees and expenses of the Arbitrator. Each of the parties shall bear its own expenses in connection with the arbitration, but in the event that court proceedings are instituted in connection with this Agreement or in connection with any arbitration hereunder, the party prevailing in such proceedings shall be entitled to recover its reasonable attorneys' fees and expenses.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

KERYX BIOPHARMACEUTICALS, INC.             YEDA RESEARCH & DEVELOPMENT CO., LTD.



By:                                     By:
    --------------------------              --------------------------

Name:                                   Name:
      ------------------------                ------------------------


Title:                                  Title:
       -----------------------                 -----------------------


RONY SEGER


------------------------------